Exhibit 10.1


                        JOINT MOTION FOR ENTRY OF DECREE
                                       IN
                         NOTICE OF VIOLATION AND HEARING
                              INCIDENT #RGS 000375


     On Joint Motion of the Department of Public Safety and Corrections, Office of State Police, Riverboat Gaming Enforcement Division (the "Division"), and Hollywood Casino Shreveport, the licensee ("Licensee"), acting herein for and on behalf of itself, its partners, and its and their parents, affiliates, subsidiaries, shareholders, directors, officers, employees and agents (hereinafter collectively, "Hollywood"), that the following stipulations be entered into the record to settle, compromise, remedy and resolve each of the alleged violations of administrative regulations and statutes as set forth in the Notice of Violation and Hearing, Incident #RGS 000375 (the "Notice"), together with any and all potential penalties to which Hollywood could be subject or for which Hollywood could be liable, now or in the future (including, but not limited to, any fine, suspension, revocation or restriction) as a result thereof, the Division and Hollywood respectfully represent and submit as follows:

     1. PAYMENT OF SETTLEMENT AMOUNT. In compromise and settlement of the matters that are the subject of the Notice, Hollywood agrees to pay to the Division the sum of TWO HUNDRED THOUSAND AND NO/100 ($200,000.00) DOLLARS (the "Settlement Amount"), within ten (10) days of the date after the approval of the Decree by the Board.

     2. AFFIDAVIT OF JACK E. PRATT. Simultaneous with the execution of this Decree, Licensee is submitting an affidavit in the form attached hereto as Exhibit "A," originally executed by Jack E. Pratt, the former Chief Executive Officer and Chairman of the Board of Directors of Hollywood Casino Shreveport's indirect parent, Hollywood Casino Corporation ("HCC").

     3. SCOPE OF DECREE. The approval of this Decree by the Hearing Officer and the Louisiana Gaming Control Board (the "Board") shall compromise, settle, remedy and resolve, as of the date that the Merger (as defined below), is consummated (the "Effective Time"), all alleged violations set forth in the Notice, and the Division and the Board shall release, remise and forever discharge, as of the Effective Time, Hollywood of and from any action, claim, penalty, fine, damages of whatever nature, suspension, revocation, restriction, condition or other adverse regulatory action to which Hollywood and/or any license of Hollywood may be subject now, or in the future, related to or arising from the alleged violations and the matters that are the subject of the Notice.

     4. LICENSE CONDITION. Licensee hereby agrees and acknowledges that, effective upon the Effective Time, a condition to Licensee's riverboat gaming license no. R013600005 shall be that Jack E. Pratt shall not serve as an officer, director, manager or employee of any corporation surviving the Merger (as defined below), including Licensee, its partners and parents.

     5. LICENSEE EFFORTS WITH RESPECT TO MERGER. Licensee shall make all reasonable efforts to effectuate the Merger (as defined below).

     6. EFFECT OF DECREE. The approval of this Decree by the Hearing Officer and the Board shall not constitute a finding by the Hearing Officer or the Board regarding any of the allegations contained in the Notice or a finding by the Hearing Officer or the Board that any violation of administrative regulations or state law occurred and shall not constitute an acknowledgment by Hollywood of such.

     7. SPECIAL PROVISIONS.

          a) BOARD APPROVAL REQUIRED. It is expressly understood that this proposed settlement, if approved by the Hearing Officer, is not executory and will be submitted to the Board for its determination, within thirty
     (30) days, for its approval;

          b) WAIVER OF APPEAL. Licensee and the Division expressly waive any right to review or appeal this Decree, if the Decree is signed by the Hearing Officer and approved by the Board;

          c) WITHDRAWAL OF DECREE. If this Decree is disapproved by the Board or the merger of HCC with P Acquisition Corp., a Delaware corporation ("P Corp."), pursuant to that certain Merger Agreement dated August 7, 2002 among HCC, P Corp., and Penn National Gaming, Inc. (as such agreement may be hereafter amended, modified or revised) (the "Merger") is not consummated, each of Licensee and the Division agrees and commits to withdraw this Decree and the Division shall return to Licensee the Settlement Amount as described in Paragraph 1;

          d) APPLICABLE LAW. This Decree and the terms and conditions hereof shall be controlled and interpreted under the laws of the State of Louisiana;

          e) COUNTERPARTS. This Joint Motion for Entry of Decree may be executed in counterparts all of which shall constitute one and the same agreement.


     This Joint Motion for Entry of Decree and Notice of Violation and Hearing Incident #RGS 000375 signed by the undersigned on the dates set forth below.



                   HOLLYWOOD CASINO SHREVEPORT

                   BY: HCS I, INC., ITS MANAGING GENERAL PARTNER

                   /s/ Walter E. Evans
                   -------------------------------------------------------------
                   By: Walter E. Evans
                   Its: Executive Vice President, General Counsel and Secretary

                   October 24, 2002




                   DEPARTMENT OF PUBLIC SAFETY AND
                   CORRECTIONS, OFFICE OF STATE POLICE,
                   RIVERBOAT GAMING ENFORCEMENT DIVISION


                   By: /s/ Karen Day White

                   Its: Assistant Attorney General, Counsel for the Division

                   Date: October 25, 2002

SO ORDERED, this 29th day of October, 2002.





                                            /s/ William H. Brown
                                            ---------------------------------
                                            THE HONORABLE WILLIAM H. BROWN
                                            HEARING OFFICER
















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
                                    EXHIBIT A
                                    ---------

STATE OF TEXAS
COUNTY OF DALLAS

                                    AFFIDAVIT
                                    ---------

     BEFORE ME, the undersigned Notary Public, duly commissioned and qualified within and for the State and County aforesaid, PERSONALLY CAME AND APPEARED:
JACK E. PRATT, SR.
who, after first being duly sworn, declared and acknowledged to me, Notary, under oath, that:

     1. Affiant is the former CEO and Chairman of the Board of Directors for Hollywood Casino Corporation (hereinafter "Hollywood"), and is currently a shareholder of Hollywood;

     2. Following the consummation of the pending announced merger between Hollywood Casino and Penn National Gaming Inc., affiant will not be an officer, director or shareholder of Penn National Gaming or the company surviving the merger.

     Further, affiant sayeth not.


                                                 /s/ Jack E. Pratt, Sr.
                                                 -------------------------------
                                                 JACK E. PRATT, SR.






     THUS DONE AND PASSED in Dallas, Texas, on this 24th day of October, 2002.

                                            /s/ Janice E. Lacey
                                            -----------------------------------
                                            Notary Public
                                            My commission expires May 16, 2003